Exhibit 15.1

BEACON HILL CONSULTANTS (1988) LTD.
P.O. Box 18119, 1215C – 56th Street, Tsawwassen, B.C. V4L 2M4
Phone: 604-681-4100 ext 265
Email: beacon@dccnet.com

CONSENT OF ENGINEER

Reference is made to the Annual Report of Tournigan Energy Ltd. (the "Company") on Form 20-F for the year ended September 30, 2008, to be filed with the Securities and Exchange Commission on the date hereof (the "Report").

I hereby consent to references to my name, Beacon Hill Consultants (1988) Limited and its associate consultant, namely Garth Kirkham in the Company’s Report and to all other references to my name, Beacon Hill or its employees included or incorporated by reference in this Report.

Dated: March 30, 2009

"signed" Peter Stokes
______________________________________________
Peter Stokes, P. Eng. President Beacon Hill Consultants (1988) Limited

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.